Exhibit 23.1


                         CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our reports dated April 17, 1997 on the consolidated financial statements (and schedule) of The Quick & Reilly Group, Inc. and subsidiaries incorporated by reference (included) in this Form 10-K, into the Company's previously filed Registration Statements on Form S-3 (Nos. 33-63950, 33-64053, and 33-26533) and Registration Statements on Form S-8 (Nos. 33-28345 and 333-10173).



                                                        Arthur Andersen LLP



New York, NY
May 28, 1997